UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
January 2, 2008
CRAFTMADE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-26667 (Commission File No.)	75-2057054 (IRS Employer Identification No.)
650 South Royal Lane, Suite 100
Coppell, Texas 75019
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 393-3800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.
     On January 2, 2008, Woodard—CM, LLC, a wholly owned subsidiary of Craftmade International, Inc., (“Craftmade”) completed the previously announced purchase of substantially all of the assets of Woodard, LLC, a leading Chicago-based designer, manufacturer and distributor of a broad line of outdoor furniture products and related accessories pursuant to the Asset Purchase Agreement, dated as of December 18, 2007 (the “Purchase Agreement”) by and among Craftmade, Woodard, LLC and Henry Crown and Company d/b/a CC Industries, Inc. The final purchase price for the acquired assets was $19.3 million plus a working capital adjustment of an additional $0.9 million and warrants (the “Warrants”) to purchase up to 200,000 shares of common stock for 10 years from the date of issuance at a purchase price of $8.25 per share. The purchase price consideration included 500,000 shares of Craftmade common stock (the “Common Stock”) valued at $8.10 per share (for an aggregate price of $4,050,000), with the remaining purchase amount paid in cash at closing.
     Acquired assets include an estimated $27.3 million in short term assets, a long-term receivable valued at approximately $1.4 million, manufacturing equipment and Woodard’s 306,000 square foot facility in Owosso, Michigan. Craftmade also assumed certain payables and other liabilities totaling $7.0 million. The actual amount paid for the acquired assets will be adjusted pending working capital adjustments to be made as of the acquisition date.
     The foregoing is a summary of the terms of the Purchase Agreement and does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 hereto.

Item 3.02	Unregistered Sale of Equity Securities.
     The issuance of the Common Stock and the Warrants was made without registration. Craftmade has relied upon the exemption for a private placement transaction under Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. The Purchase Agreement contains representations to support Craftmade’s reasonable belief that Woodard, LLC is an accredited investor as defined in Rule 501(a) of Regulation D and that Woodard, LLC has acquired the Common Stock and the Warrants for investment and not with a view to the distribution thereof.
     Item 2.01 of this Form 8-K contains a more detailed description of the issuance of the Common Stock and the Warrants pursuant to the Purchase Agreement, and is incorporated into this Item 3.02 by reference.

Item 9.01	Financial Statements and Exhibits.
     (a) Financial Statements of Businesses Acquired. The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.
     (b) Pro Forma Financial Information. The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.
     (d) Exhibits.
     The following exhibit is furnished with this Form 8-K.

2.1	Asset Purchase Agreement dated as of December 18, 2007, by and among Woodard, LLC, Henry Crown and Company d/b/a CC Industries, Inc. and Craftmade International, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAFTMADE INTERNATIONAL, INC.
Date: January 4, 2008	By:	/s/ J. Marcus Scrudder
J. Marcus Scrudder
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement dated as of December 18, 2007, by and among Woodard, LLC, Henry Crown and Company d/b/a CC Industries, Inc. and Craftmade International, Inc.